                                                                 Exhibit 99.2

FROM: GRANITE BROADCASTING CORPORATION
      Press Contact: W. Don Cornwell
      Analyst Contact: Ellen McClain
      Tel: 212/826-2530

                                                        FOR IMMEDIATE RELEASE
                                                      Monday, October 6, 1997


                          GRANITE BROADCASTING TO ACQUIRE
                   KOFY-TV IN SAN FRANCISCO FOR $173.75 MILLION

     Transaction Creates Unique Operating Opportunity in 5th Largest U.S. Television Market, Increases Affiliation Mix Toward Fast Growing WB Network and Increases Granite's Growth Potential

     NEW YORK, October 6, 1997 -- Granite Broadcasting Corporation (GBTVK/GBTVP: NASDAQ) announced today that it has entered into a definitive agreement to acquire 51% of the outstanding stock of Pacific FM, Inc., owner of KOFY-TV, the WB Network affiliated television station serving San Francisco-Oakland-San Jose, California, the nation's fifth largest television market. At the closing of this purchase, it is contemplated that Granite will acquire the remaining 49% of Pacific FM. The total price for all the stock of Pacific FM is $143.75 million in cash. In addition, Granite will pay $30 million to the principal shareholders of Pacific FM, Inc. for a covenant not to compete in the San Francisco television market for a period of five years from the closing. The principal shareholders of Pacific FM have owned and operated KOFY-TV for over 17 years.

     The proposed acquisition is subject to approval by the Federal Communications Commission and is expected to be completed during the third quarter of 1998. Granite expects to fund the acquisition with bank debt. Because Granite already owns a television station with an overlapping service area, KNTV, the ABC affiliate licensed to serve San Jose, California, the Company will request a waiver from the FCC to permit Granite to own both KNTV and KOFY-TV.

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     PAGE TWO--GRANITE BROADCASTING TO ACQUIRE KOFY-TV IN SAN FRANCISCO

     Commenting on the announcement, W. Don Cornwell, Granite's Chairman and Chief Executive Officer, said, "The acquisition of KOFY-TV significantly changes the face of Granite and immediately increases the value and growth potential of our station group. Fueled by the momentum of the WB Network, we have now entered a market with approximately $600 million of television advertising--ranked fourth in the nation by that measure--with excellent growth potential and highly desirable demographics. In fact, our entry into San Francisco, combined with our acquisition of a station in Detroit earlier this year, has increased the size of the advertising revenue pool available to our stations to more than $1.5 billion annually. While this transaction will be slightly dilutive to Granite's after-tax cash flow initially, it will become accretive by our second full year of ownership and will greatly enhance our long term rate of growth."

     Mr. Cornwell noted, "The acquisition of our second top-ten market WB affiliate increases the revenue contribution from that fast growing new network to approximately 21% of our annual revenue from 12% and makes Granite one of the most significant station groups in the WB Network. In that regard, we are pleased to note that KOFY-TV has extended its affiliation with the WB Network for ten years."

     "Supported by our proven techniques for improving stations through quality local news, strong community service programs and innovative marketing, we have an excellent opportunity to develop stronger ratings and increased revenue at KOFY-TV," Mr. Cornwell explained. "By acquiring KOFY-TV in combination with our continued ownership of KNTV, we will be able to provide a new source of local and regional news to KOFY-TV viewers. KNTV is the only television station in the Bay Area concentrated exclusively on San Jose, and its local news programming is the market standard. It has been recognized as having among the best newscasts in Northern California as reflected in numerous awards by the Associated Press and the Radio and Television News Directors Association. We plan to utilize KNTV's capabilities to launch a unique news franchise for KOFY-TV. With news programming, KOFY-TV will gain access to the estimated $150 million market for news-targeted television advertising in San Francisco. In addition to expanded news, we are also committed to providing KOFY-TV's viewers with unparalleled community service programming and continuing the long tradition of its previous shareholders, Jim Gabbert and Mike Lincoln, of serving the San Francisco public with innovation and distinction."

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     PAGE THREE--GRANITE BROADCASTING TO ACQUIRE KOFY-TV IN SAN FRANCISCO

     In requesting a waiver of the FCC's ownership rules, "Granite", according to Mr. Cornwell, "will emphasize the compelling public interest benefits which will flow directly from our continued ownership of KNTV." More specifically, Granite's request to the FCC will point out that, if granted a waiver, the company will be able to call upon the award winning resources of KNTV to inaugurate the newscast on KOFY-TV. The company's request will also emphasize that a waiver would promote a paramount policy goal of the FCC-- advancement of minority ownership. As Mr. Cornwell noted, "In a time of dwindling minority ownership of broadcast stations, Granite is prepared to make a major step forward in television ownership in the largest markets. The combined ownership of KNTV and KOFY-TV will greatly facilitate our ability to respond to the consolidation trend sweeping through the broadcasting industry in the wake of the passage of the Telecommunications Act of 1996."



The exclusive broker in this transaction was Ben La Rue of H.B. La Rue, Media Brokers, Beverly Hills, California.



                                    * * * * *

     Granite Broadcasting Corporation operates eleven television stations in geographically diverse markets, reaching nearly 8.0% of the nation's television households. Three stations are affiliated with the NBC Television Network (NBC), four with the ABC Television Network (ABC), three with the CBS Television Network (CBS) and one station with the WB Network. The NBC stations are: KSEE-TV, Fresno-Visalia, California; WEEK-TV, Peoria-Bloomington, Illinois; and KBJR-TV, Duluth, Minnesota and Superior, Wisconsin. The ABC affiliates are WKBW-TV, Buffalo, New York; KNTV, San Jose and Monterey-Salinas, California; WPTA-TV, Fort Wayne, Indiana; and WLAJ-TV, Lansing, Michigan, which Granite operates pursuant to a time brokerage agreement. The CBS affiliates are WWMT-TV, Grand Rapids-Kalamazoo-Battle Creek, Michigan; WTVH-TV, Syracuse, New York; and KEYE-TV, Austin, Texas. The WB affiliate is WXON-TV, Detroit, Michigan. Granite also owns WEEK-FM in Eureka, Illinois and operates the radio station in combination with WEEK-TV. Granite was the 1995 Black Enterprise Company of the Year and is Number 7 on Black Enterprise Magazine's 1997 Industrial/Service 100 List.

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      PAGE FOUR-GRANITE BROADCASTING TO ACQUIRE KOFY-TV IN SAN FRANCISCO


                        GRANITE BROADCASTING CORPORATION
                      Total Station Group Reach in the U.S.


_______________________________________________________________________________

                        Market                                US Household
Market                   Rank      Station    Affiliation      Coverage
_______________________________________________________________________________
Television
----------

San Francisco              5         KOFY          WB             2.35%

Detroit                    9         WXON          WB             1.83%

Grand Rapids              37         WWMT         CBS             0.67%

Buffalo                   39         WKBW         ABC             0.65%

Fresno-Visalia            55         KSEE         NBC             0.51%

Austin                    63        K-EYE         CBS             0.45%

Syracuse                  68         WTVH         CBS             0.40%

Fort Wayne               103         WPTA         ABC             0.25%

Lansing (a)              106         WLAJ         ABC             0.24%

Peoria-Bloomington       110         WEEK         NBC             0.23%

Monterey-Salinas         122         KNTV         ABC             0.21%

Duluth-Superior          134         KBJR         NBC             0.17%

                                                 Total            7.96%
                                               Coverage:

RADIO
-----

Eureka/Peoria (b)        134         WEEK          FM              N.A.

_______________________________________________________________________________


  (a) WLAJ-TV is operated by Granite pursuant to a Time Brokerage Agreement.


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      PAGE FIVE-GRANITE BROADCASTING TO ACQUIRE KOFY-TV IN SAN FRANCISCO


                        DIVERSE IN NETWORK AFFILIATIONS

_______________________________________________________________________________

[PIE CHART]


Duluth             Detroit             Buffalo             Austin
Fresno             San Francisco       Fort Wayne          Grand Rapids
Peoria                                 Lansing             Syracuse
                                       San Jose
17%                21%                 35%                 28%




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      PAGE SIX-GRANITE BROADCASTING TO ACQUIRE KOFY-TV IN SAN FRANCISCO


                GRANITE BROADCASTING CORPORATION STATION GROUP

_______________________________________________________________________________


[UNITED STATES MAP]


KOFY-TV
San Francisco

KNTV-TV
San Jose,
Monterey-Salinas, CA

KSEE-TV
Fresno, CA

WEEK-TV & RADIO
Peoria, IL

KBJR-TV
Duluth, MN

WWMT-TV
Grand Rapids, MI

WLAJ-TV
Lansing, MI

WXON-TV
Detroit, MI

WTVH-TV
Syracuse, NY

WKBW-TV
Buffalo, NY

WPTA-TV
Fort Wayne, IN

K-EYE-TV
Austin, TX